UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014

KONA GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34082	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events

The Form 8-K is being filed to provide an update on litigation previously disclosed in the Company’s Form 10-K for the year ended December 31, 2013 filed on March 31, 2014.

On February 10, 2014, Kona Grill Macadamia, Inc., a wholly-owned subsidiary of the Company (“Macadamia”), filed a Motion to Set Aside Default Judgment in the Circuit Court of Jackson County, Kansas City Missouri (the “Circuit Court”) relating to a default judgment of approximately $3.5 million entered on December 18, 2013 against Macadamia. The underlying personal injury claim, Frank Neal Goss vs. Kona Macadamia, Inc. and Anthony Deangelo, revolves around a fight that two restaurant patrons had outside of the Company’s Kansas City restaurant on March 1, 2011, which is claimed to have resulted in physical injury to the plaintiff.

On April 3, 2014, a hearing was held in the Circuit Court regarding Macadamia’s Motion to Set Aside Default Judgment. On April 7, 2014, the Circuit Court issued a written order granting Macadamia’s Motion to Set Aside Default Judgment.

The personal injury case will proceed in the Circuit Court. The Company believes that it has a strong defense to the underlying liability claim asserted by the plaintiff and insurance coverage for the claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2014	KONA GRILL, INC.

	By:	/s/ Christi Hing
Christi Hing
Chief Financial Officer